EXHIBIT 31.1

CERTIFICATION

I, Fred P. Lampropoulos, certify that:

1.      I have reviewed this Amended Quarterly Report on Form 10-Q (this “Report”) of Merit Medical Systems, Inc.;

2.      Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

3.    [Intentionally Omitted];

4.    [Intentionally Omitted]; and

5.    [Intentionally Omitted].

Date: September 2, 2016

/s/ Fred P. Lampropoulos
Fred P. Lampropoulos
President and Chief Executive Officer
(principal executive officer)